SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2009

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On March 2, 2009, John L. Morgan subscribed for and purchased $1.6 million of unsecured subordinated notes of various maturities ($200,000 of six month maturity, $200,000 of one year maturity, $200,000 of two year maturity, $130,000 of three year maturity, $180,000 of four year maturity, $190,000 of five year maturity and $500,000 of ten year maturity) all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on March 31, 2008 offered by Winmark pursuant to a prospectus and related documents declared effective on March 27, 2008.  In connection with his investment Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement(2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective March 27, 2008 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b)(2) filing on March 31, 2008, supplementing the Prospectus filed on Form S-1, effective March 27, 2008 (Reg. No. 333-133393)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: March 6, 2009	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement(2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective March 27, 2008 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b)(2) filing on March 31, 2008, supplementing the Prospectus filed on Form S-1, effective March 27, 2008 (Reg. No. 333-133393)